EXHIBIT 4.3

NUMBER	UNITS
U - ____________

THE QUANTUM GROUP, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA	CUSIP ___________

SEE REVERSE FOR
CERTAIN DEFINITIONS

UNITS CONSISTING OF TWO SHARES OF COMMON STOCK,

TWO NON-CALLABLE CLASS A WARRANTS AND

TWO NON-CALLABLE CLASS B WARRANTS

THIS CERTIFIES THAT

or registered assigns (the “Registered Holder”) is the owner of the number of Units specified above, each of which consists of two shares of common stock, par value $0.001 per share (“Common Stock”), of The Quantum Group, Inc. (the “Company”), two non-callable Class A warrants (the “Class A Warrants”) and two non-callable Class B warrants (the “Class B Warrants” and together with the Class A Warrants, the “Warrants”). Each Warrant entitles the holder to purchase one share of Common Stock. On or prior to the Separation Time (as defined herein), the securities evidenced by this certificate may be combined, exchanged or transferred only as Units, and the Common Stock, Class A Warrants and Class B Warrants evidenced by this certificate may not be split up, exchanged or traded separately. The Units will separate into shares of Common Stock, Class A Warrants and Class B Warrants as of the close of business on                           , 2007 [30 days after the effective date of the public offering of the Units] unless Paulson Investment Company, Inc. determines that separate trading of the Common Stock, Class A Warrants and Class B Warrants should occur earlier (the “Separation Time”). The shares of Common Stock, Class A Warrants and Class B Warrants comprising the Units shall be separately tradeable commencing on the first day after the Separation Time on which the American Stock Exchange is open for trading. The Class A Warrants and Class B Warrants comprising part of the Units are issued under and pursuant to that certain Warrant Agreement, dated as of                     , 2007, between the Company and Fidelity Transfer Company, as warrant agent (the “Warrant Agent and Registrar”) and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this certificate consents to by acceptance hereof. The Warrant Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of Class A Warrants and Class B Warrants evidenced hereby and to the exercise price of such Class A Warrants and Class B Warrants in certain events therein set forth.

Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent and Registrar, at 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115, or may be obtained without cost upon written request addressed either to the Warrant Agent and Registrar at the above address or to The Quantum Group, Inc., 3420 Fairlane Farms Road, Suite C, Wellington, FL 33414. This certificate is not valid unless countersigned by the Warrant Agent and Registrar of the Company.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED AND REGISTERED

THE QUANTUM GROUP, INC.

FIDELITY TRANSFER COMPANY

Transfer Agent and Registrar and Warrant Agent

1800 South West Temple, Suite 301

By:

Salt Lake City, UT 84155

       Chairman of the Board, President

       and Chief Executive Officer

[SEAL]

By:

      Authorized Signature

Attest:

             Secretary

THE QUANTUM GROUP, INC.

The Registered Holder hereby is entitled, at any time after the Separation Time (as defined on the face hereof) to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing two shares of Common Stock for each Unit represented by this Unit Certificate, and Warrant Certificate(s) representing two non-callable Class A Warrants for each Unit represented by this Unit Certificate and two non-callable Class B Warrants for each unit represented by this Unit Certificate, upon surrender of this Unit Certificate to the Warrant Agent and Registrar together with any documentation required by such agent.

REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE WARRANT AGENT AND REGISTRAR, FIDELITY TRANSFER COMPANY OR FROM THE COMPANY.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN CON -

as tenants in common

UNIF GIFT MIN ACT - _____ Custodian _____

TEN ENT -

as tenants by the entireties

           (Cust)

            (Minor)

JT TEN -

as joint tenants with right of

under Uniform Gifts to Minors

survivorship and not as tenants

Act ________________

in common

             (State)

Additional Abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT

(TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, _______________________________________________________________________

hereby sell(s), assign(s), and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE)

(PLEASE PRINT NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____________________________________________________________________________________ Shares

of the Units represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint __________

_____________________________________________________________________________ Attorney

to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to the name of Registered Holder as specified on the face of this Warrant Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

Signatures Guaranteed:

The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.